Exhibit 32.1



                            Section 906 Certification


I, Richard L. Hannigan, Sr., Chief Executive Officer and President of Voyager Entertainment International, Inc., certify that (i) the attached Amendment No. 1 to the annual report on Form 10-KSB of Voyager Entertainment International, Inc. for the fiscal year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-KSB Report for said period in all material respects, the financial condition and results of operations of Voyager Entertainment International, Inc.

/s/ Richard L. Hannigan, Sr.                            Dated: April 15, 2005
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Richard L. Hannigan, Sr.
President and Chief Executive Officer